EXHIBIT 10.1

FIFTH AMENDMENT

TO THE

AMERICAN EXPRESS RETIREMENT RESTORATION PLAN

WHEREAS, pursuant to its delegation powers, the Compensation and Benefits Committee (the “CBC”) of the Board of Directors of American Express Company (the “Company”) has authorized the Senior Vice President Global Compensation & Benefits of the Company generally to take certain actions with respect to the American Express Retirement Restoration (the “Plan”) as he shall deem reasonably necessary or appropriate; and

WHEREAS, the undersigned Senior Vice President Global Compensation & Benefits deems it reasonably necessary and appropriate to amend the American Express Retirement Restoration Plan (the “Plan’’) to make certain clarifying changes, as set forth below; now

THEREFORE, the Plan is hereby amended effective as of the dates and in the manner noted herein as set forth below:

l. Section 2.1(g) of the Plan is amended to add the following parenthetical after the exclusion for non-qualified deferred compensation

“(this exclusion being intended to prevent duplication and to exclude other types of nonqualified deferred compensation, but by way of clarification not being intended to prevent Deferral Benefits from being taken from Base Salary or the add-back of amounts contributed as Deferral Benefits when Company contributions under this Plan are calculated as provided herein)”

2. Section 2.1(y) of the Plan is amended effective January 1, 2013 to read as follows

(y) “Incentive Pay” means overtime, annual incentive cash awards from the American Express Company 2007 Incentive Compensation Plan, and the amounts listed on Schedule B. “Incentive Pay” shall not include lump-sum severance pay, imputed income, long-term incentive pay, special awards pay, non-qualified deferred compensation (this exclusion being intended to prevent duplication and to exclude other types of nonqualified deferred compensation, but by way of clarification not being intended to prevent Deferral Benefits from being taken from Incentive Pay or the add-back of amounts contributed as Deferral Benefits when Company contributions under this Plan are calculated as provided herein), amounts classified hereunder as Base Salary, bonuses other than incentive pay, serial severance pay, and Company contributions to other employee benefit plans or to fringe benefit plans.

3. Schedule B of the Plan is amended effective January 1, 2013 by deleting “AEB Bonus.”

Dated: 5/1/13	AMERICAN EXPRESS COMPANY
	By:	/s/ David Karsiarz
	Its:	SVP, Global Compensation & Benefits